Exhibit 31.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

I, D. Keith Grossman, certify that:

1.	I have reviewed this report on Form 10-K/A of Conceptus, Inc., a Delaware corporation;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 26, 2013

/s/ D. KEITH GROSSMAN
D. Keith Grossman President and Chief Executive Officer